CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 1, 1993 appearing on page 51 of Graham Corporation's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on Financial Statement Schedules, appearing on Page 52 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Rochester, New York
January 19, 1996